Exhibit 10.5

Execution Version

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT

This AMENDMENT NO. 4 (this “Amendment”), dated as of February 28, 2014, relating to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 31, 2010, among PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation (“Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (the “Administrative Agent”), is by and among Borrower, the Lenders and Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 11.01 of the Credit Agreement permits the Loan Documents to be amended from time to time;

WHEREAS, the Lenders party hereto constitute all of the Lenders under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1.   Amendments. In reliance upon the representations and warranties of Borrower set forth in Article 3 below and subject to the conditions precedent set forth in Article 4 of this Amendment, the Credit Agreement is amended as follows:

(a)          The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of [    ], 2014.

(b)          The definition of “Consolidated Fixed Charge Coverage Ratio” is revised to replace clause (b)(iv) thereof with the following:

“(iv) the aggregate amount of all Restricted Payments other than such Restricted Payments made pursuant to Section 7.06(7) or Section 7.06(9) (so long as an initial public offering of the common stock of the Borrower or any parent company of the Borrower has not been consummated); provided that, during the period commencing on the date of Amendment No. 4 to the date which is twelve months following the latest date on which any Restricted Payment is made pursuant to Section 7.06(9), if the aggregate principal amount of Loans outstanding at the date of determination exceeds $49,750,000, such excess shall be included in this clause (iv)”

(c)          The definition of “Consolidated EBITDA” is revised to replace clause (2)(a) thereof with the following:

“(a) Consolidated Income Tax Expense (but excluding any taxes paid in connection with the repatriation of $25,000,000 from the Israeli Subsidiaries to make the Restricted Payments pursuant to Section 7.06(9) (“Repatriation Taxes”))”

(d)          Section 7.06 of the Credit Agreement is hereby amended by deleting clause (9) in its entirety and replacing it with the following:

“(9)         so long as no Default or Event of Default exists or would result therefrom, Restricted Payments to the direct or indirect holders of Equity Interests of the Borrower after the date of Amendment No. 4 and on or prior to March 31, 2014 in an aggregate amount not to exceed $25.0 million; provided that no proceeds of Loans in excess of $3,750,000 shall be used to fund any such Restricted Payments;”

SECTION 2.          Representations and Warranties. Borrower hereby represents, warrants and acknowledges the following:

(a)          Before and after giving effect to this Amendment, the representations and warranties of Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material aspects as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements of Borrower and its Subsidiaries furnished pursuant to Section 6.01(a) and Section 6.01(b), respectively, of the Credit Agreement.

(b)          After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 3.          Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior satisfaction of the following conditions precedent:

(a)          Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (and any previously contemplated amendments, waivers, forbearances or documents of similar import), including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, with respect thereto.

(b)          Borrower shall have delivered to the Administrative Agent (or its counsel) a copy of this Amendment executed by Borrower and the Administrative Agent (or its counsel) shall have received from each Lender and each of the other parties hereto a counterpart of this Amendment executed on behalf of such party (which may transmitted by facsimile or by email). Administrative Agent shall furnish a fully executed counterpart of this Amendment to Borrower and shall notify Borrower of the effective date of this Amendment promptly after such date.

SECTION 4.          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment and (b) each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

SECTION 5.          Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 6.          Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by telecopier or email (in .pdf or .tif) shall be effective as delivery of a manually executed counterpart.

SECTION 7.          Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PHIBRO ANIMAL HEALTH CORPORATION

By:	/s/ David C. Storbeck
Name: David C. Storbeck
Title: VP Finance & Treasurer

[Credit Agreement Amendment No. 4]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Renee Marion
Name: Renee Marion
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Stacey Hamilton Sandler
Name: Stacey Hamilton Sandler
Title: Senior Vice President

[Credit Agreement Amendment No. 4]

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH,
as a Lender

By:	/s/ Michalene Donegan
Name: Michalene Donegan
Title: Executive Director

By:	/s/ Steve Gilbert
Name: Steve Gilbert
Title: Executive Director

[Credit Agreement Amendment No. 4]

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Frank J. Kelly
Name: Frank J. Kelly
Title: Senior Vice President

[Credit Agreement Amendment No. 4]